                                                                    EXHIBIT 23.1


                           PRICEWATERHOUSECOOPERS LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134811) of IMAX Corporation of our report dated July 11, 2006 relating to the financial statements and financial statement schedules of the IMAX Corporation 401(k) Retirement Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
July 14, 2006

                                                                    EXHIBIT 99.1


         Index to Financial Statements and Supplemental Schedules of the
                     IMAX Corporation 401(k) Retirement Plan

                                                                         PAGE(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM........................5

FINANCIAL STATEMENTS

Statements of Net Assets Available for Benefits as of
December 31, 2005 and 2004.....................................................6

Statement of Changes in Net Assets Available for
Benefits for the Years Ended December 31, 2005.................................7

Notes to Financial Statements...............................................8-12

ADDITIONAL INFORMATION

Schedule of Assets (Held at End of Year) as of December 31, 2005..............13

Schedule of Delinquent Participant Contributions for
the year ended December 31, 2005..............................................14























*Other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act ("ERISA") of 1974 have been omitted because they are not applicable.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of IMAX Corporation 401(k) Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of IMAX Corporation 401(k) Retirement Plan (the "Plan") at December 31, 2005 and 2004, and the changes in net assets available for benefits for the year than ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) and Schedule of Delinquent Participant Contributions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PricewaterhouseCoopers LLP
Buffalo, New York
July 11, 2006

IMAX CORPORATION 401(k) RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------




                                                            2005                2004
                                                      ----------------    ----------------
ASSETS
Investments at fair value:
     Interest-bearing cash                            $            521   $             980
     IMAX common stock                                           9,466                   -
     Common collective trust                                 1,527,387           1,595,468
     Mutual funds                                            5,681,958           5,612,463
     Participant loans                                          39,275              48,002
                                                      ----------------    ----------------
          Total investments                                  7,258,607           7,256,913
                                                      ----------------    ----------------

Contributions receivable:
     Participant                                                12,557              33,267
     Employer                                                   64,210               7,577
     Other (Note 7)                                                399               2,805
                                                      ----------------    ----------------
          Total receivables                                     77,166              43,649
                                                      ----------------    ----------------

          Total assets                                $      7,335,773    $      7,300,562
                                                      ----------------    ----------------

LIABILITIES
Excess contributions payable to participants          $              -    $         23,797
Accounts payable                                                     -                  50
                                                      ----------------    ----------------
         Total liabilities                                           -              23,847
                                                      ----------------    ----------------

Net assets available for benefits                     $      7,335,773    $      7,276,715
                                                      ================    ================


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(K) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                                          2005
                                                                    ----------------
ADDITIONS TO NET ASSETS
     Net appreciation in fair value of investments (Note 3)         $         29,987
     Interest and dividends                                                  341,690

CONTRIBUTIONS
     Employer's                                                              266,287
     Participants'                                                           452,826
                                                                    ----------------
          Total contributions                                                719,113
                                                                    ----------------
          Total additions                                                  1,090,790
                                                                    ----------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO
     Benefits paid to participants                                         1,030,749
     Administrative expenses                                                     983
                                                                    ----------------
          Total deductions                                                 1,031,732
                                                                    ----------------

Net increase in net assets available for benefits                             59,058
                                                                    ----------------

Net assets available for benefits
     Beginning of year                                                     7,276,715
                                                                    ----------------

     End of year                                                    $      7,335,773
                                                                    ================


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

1.     DESCRIPTION OF THE PLAN

       The following brief description of the IMAX Corporation 401(k) Retirement Plan (the "Plan") is provided for general information purposes only. For a more complete description of the Plan's provisions, participants should refer to the Plan agreement.

       GENERAL

       The Plan was established by IMAX Corporation (the "Company") effective January 1, 1993. The Plan is a defined contribution retirement plan covering all eligible employees of the Company who are not covered by a collective bargaining agreement, and is subject to the provisions of the Employee Retirement Income Security Act ("ERISA") of 1974 and the Internal Revenue Code.

       Effective July 1, 2004, the Plan transferred all of the recordkeeping responsibilities from Fidelity Investments Institutional Operations Company, Inc. to ABN AMRO Trust Service Company and transferred all plan assets to ABN ARMO Trust Service Company, which replaced Fidelity Management Trust Company ("Fidelity") as the Plan's trustee and custodian (the "Trustee").

       ELIGIBILITY

       Employees of the Company are eligible to participate in the Plan after completing one year and at least 1,000 hours of service and are twenty-one years of age.

       CONTRIBUTIONS

       The Plan allows participants to contribute an amount up to 60% of their annual compensation, not to exceed the ceiling imposed by the Internal Revenue Service of $14,000 for 2005 and $13,000 for 2004, as prescribed by the Plan Agreement. A participant who has attained age 50 before the close of the respective Plan year, is eligible to make unmatched catch-up contributions up to a maximum of $4,000 for 2005 ($3,000 for 2004), increasing by $1,000 each year up to $5,000 in 2006. The Company will match 100% of the participants' contributions, not to exceed 2% of their total compensation. Additionally, profit sharing amounts may be contributed at the discretion of the Company's management. Total profit sharing contributions in 2005 were $120,189.

       VESTING

       Participants are vested immediately in their contributions plus actual earnings thereon. Vesting in the employer contribution portion of their accounts is based on years of continuous service as follows:

                                                                        VESTING
                           YEARS OF SERVICE                           PERCENTAGE
                           ----------------                           ----------

                             Less than 1                                   0%
                                  1                                       25%
                                  2                                       50%
                              3 or more                                  100%

       Participants will be immediately vested upon the occurrence of certain events such as reaching normal retirement age, reaching early retirement age and completing 5 years of vesting service, becoming disabled and upon death.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

1.     DESCRIPTION OF PLAN (cont'd)

       PARTICIPANT ACCOUNTS

       Separate accounts are maintained for each Plan participant. Participants may direct the investment of their contributions in 1% increments in any of several investment fund alternatives, which include mutual funds, a common collective trust and the IMAX stock fund.

       Participants may, in accordance with the rules of the Plan, transfer existing balances among the available investments funds, and/or redirect their current contributions into different funds, daily. A participant may increase or decrease, at any time, the percentage of salary reduction elected, effective the first day of each payroll period. Contributions may be suspended at any time.

       Each participant's account is credited with the participant's and the Company's contributions and investment earnings, and charged with investment losses. The benefit to which a participant is entitled is equal to the amount of the participant's vested account balance.

       PARTICIPANT LOANS

       Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balance, whichever is less. The loans are collateralized by the balance in the participant's account and bear interest at rates commensurate with local prevailing rates as determined annually by the plan administrator. The loans outstanding at December 31, 2005 bear interest rates at 5.00% - 7.25% (5.00% - 5.75% for 2004). Loans may not exceed 5 years and home loans may not exceed 10 years.

       BENEFIT PROVISIONS

       Normal retirement age is 65, at which time participants are entitled to 100% of their account balance. Vested amounts are distributable upon termination, death, undue financial hardship or the termination of the Plan.

       FORFEITURES

       Participants not fully vested in employer contributions upon termination of employment forfeit their non-vested balances when they incur a forfeiture break in service. A forfeiture break in service is a period of five consecutive vesting service periods in which a participant completes fewer than a minimum number of hours, as defined by the Plan, in each vesting service period comprising the five-year period. The forfeitures are retained in the Plan and are used to either pay administrative expense or reduce future employer contributions payable under the Plan. At December 31, 2005 and 2004, unallocated forfeited non-vested accounts totaled $11,628 and $5,051, respectively. During 2005 and 2004, $0 and $11,247 of forfeited unallocated assets were used to reduce employer contributions or pay administrative expense, respectively.

       ADMINISTRATIVE EXPENSES

       Administrative expenses incurred in connection with the administration of the Plan are generally paid for by the Company. Other administrative expenses incurred related to specific transactions requested by participants and are paid for out of the respective participant accounts. The total amount of administrative expenses paid by plan participants as of December 31, 2005 was $983.

       PLAN TERMINATION

       Although it has not expressed any intent to do so, the Company has the right to terminate the Plan at any time subject to the provisions of ERISA. In the event of Plan termination, participants would become fully vested in their accounts as of the effective date of termination.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The accounts of the Plan are maintained on the accrual basis of accounting.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

       BENEFIT PAYMENTS

       Benefits are recorded when paid.

       INVESTMENT VALUATION AND INCOME RECOGNITION

       Investments are reported at fair value. Investments in the common stock of IMAX Corporation, which are traded on the New York Stock Exchange, are valued using the last reported sales price prior to close of the Plan year. Investments in mutual funds are valued at the net asset value of shares held at the end of the Plan year. Investments in common collective trust funds are valued at the net asset value based on the last reported sales price of the underlying investments held. Interest-bearing cash includes money market accounts valued at the net asset value of shares held by the Plan at year-end.

       Loans to participants are valued at cost, plus accrued interest which approximates fair value.

       Investment income of IMAX common stock, the mutual funds, and the common collective trust funds are allocated to participants based on their proportionate share of the net assets of the respective investment fund. Purchases and sales of securities are reflected on a trade-date basis. Dividend income is recorded on the ex-dividend date.

       RISK AND UNCERTAINTY

       Investments are exposed to various risks, such as interest rate and market risk. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

3.     INVESTMENTS

       On December 31, the following presents investments that represent 5% or more of the Plan's net assets:

                                                                      2005                2004
                                                                ----------------    ----------------
       ABN AMRO Income Plus                                     $       649,798     $      737,156
       ABN AMRO S&P 500 Index                                           877,589            858,312
       ABN AMRO Balanced N                                              601,057            642,240
       ABN AMRO Growth N                                              1,538,796          1,610,480
       Calvert Social Investment Equity A                               712,579            678,001
       Evergreen Special Values                                         427,497            379,458
       MFS Research International A                                     782,593            720,655

       The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in fair value of investments, which consists of the realized gains and losses from the sale of investments and the unrealized appreciation (depreciation) on investments. The Plan's investments appreciated (depreciated) in value as follows:

                                                                  YEAR ENDED
                                                                     2005
                                                               -----------------
       Mutual funds                                            $       (29,208)
       Common collective trusts                                         61,542
       IMAX common stock                                                (2,347)
                                                               -----------------
                                                               $        29,987
                                                               =================

4.     RELATED PARTY TRANSACTIONS

       Effective July 1, 2004, the Plan allowed participants to invest in shares of the IMAX Stock Fund. The Fund normally keeps over 95% of the assets in IMAX common stock with the remaining assets held in a money market fund. As of December 31, 2004 there were no shares outstanding in the IMAX Stock. As at December 31, 2005, there were 1,330 shares outstanding in IMAX common stock. During 2005, 1,430 shares of IMAX Common Stock were purchased and 100 shares were sold.

       During the period from January 1, 2004 through June 30, 2004, certain Plan investments were shares of mutual funds managed by an affiliate of Fidelity, and therefore, these transactions qualify as party-in-interest transactions.

       During the period from July 1, 2004 to December 31, 2005, certain Plan investments were shares of mutual funds and units of commingled trusts managed by an affiliate of ABN AMRO Trust Service Company the trustee and, therefore, these transactions qualify as party-in-interest transactions.

       Loans to participants as of December 31, 2005 and 2004 were $39,275 and $48,002, respectively and are also considered party in interest transactions.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


5.     TAX STATUS

       The Internal Revenue Service ("IRS"), issued a favorable determination letter on October 9, 2003 regarding the qualified and tax-exempt status of the Plan under Section 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter, the Plan was amended. The plan administrator and the Plans tax counsel are of the opinion that the amendments did not affect the qualified and tax-exempt status of the Plan and, accordingly, no provision has been made for income taxes.

       Participants are not subject to federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. Participants are also not subject to federal or state income tax on the earnings and appreciation of the assets of the Plan until such amounts are withdrawn or distributed.

6.     DISTRIBUTIONS OF EXCESS PARTICIPANTS CONTRIBUTIONS

       For purposes of complying with the participation and discrimination rules set forth in Section 401(k)(3) of the Internal Revenue Code, certain contributions from "highly compensated" participants were deemed to exceed allowable deferral limits for the year ended December 31, 2004 by $23,797. These excess contributions were refunded during 2005.

7.     NON-EXEMPT TRANSACTIONS

       The Company was not in compliance with Regulation 2510.3-102 of the Department of Labor regarding the timely remittance of employee contributions withheld in February 2005, April 2005, and August 2005 to the Plan. Regulation 2510.3-102 requires that contributions by employees be remitted to the Trustee as soon as possible but no later than the 15th business day following the end of the month. The Company remitted the employee contributions for February 2005 in March 2005, for April 2005 in May 2005, and for August 2005 in September 2005, and was therefore not in compliance. The Company is in process of filing a Form 5330.

8.     UNREGISTERED SALE OF IMAX COMMON STOCK

       The Plan has offered IMAX common stock to participants as an investment option effective July 1, 2004. The stock was required to be registered with the Securities and Exchange Commission prior to offering to participants. The Company filed a Form S-8 on June 7, 2006 to register the shares to be offered under the Plan. The Plan sponsor may be subject to claims for rescission of acquisitions of shares of the Plan sponsor's common stock under applicable securities laws during the one year following the date of acquisition of the shares, the statute of limitations period that the Plan sponsor believes may apply to claims for rescission under applicable federal laws. The prospectus mailed to participants included disclosure of this matter.

IMAX CORPORATION 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4 i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                             DESCRIPTION OF INVESTMENT, INCLUDING
                                                               MATURITY DATE, RATE OF INTEREST,        NUMBER     **
LENDOR, IDENTITY OF ISSUE,                                   (c) COLLATERAL, PAR OR MATURITY         OF SHARES/   (d)      CURRENT
(a) (b) BORROWER, OR SIMILAR PARTY                                          VALUE                      UNITS     COST     (e) VALUE
------------------------------------------------------------------------------------------------------------------------------------
INTEREST BEARING CASH:
     *        IMAX Stock Fund                                Interest Bearing Cash                        204                   204
     *        Liquidity Fund                                 Interest Bearing Cash                        317                   317
                                                                                                                         -----------
                                                                                                                                521

COMMON STOCK:
     *        IMAX Stock Fund                                Common Stock                               1,330                 9,466

COMMON COLLECTIVE TRUST:
     *        ABN AMRO Income Plus  Fund                     Common Collective Trust                  110,306               649,798
     *        ABN AMRO S&P 500 Index                         Common Collective Trust                  168,529               877,589
                                                                                                                         -----------
                                                                                                                          1,527,387

MUTUAL FUNDS:
     *        ABN AMRO Balanced N                            Mutual Funds                              57,003               601,057
     *        ABN AMRO Growth N                              Mutual Funds                              68,888             1,538,796
     *        ABN AMRO Investment Grade Bond #221            Mutual Funds                              19,498               179,113
     *        ABN AMRO Mid Cap N                             Mutual Funds                                 459                11,129
     *        American Fundamental Investor R4               Mutual Funds                                 929                33,568
     *        Calvert Social Investment Equity A             Mutual Funds                              20,141               712,579
     *        Columbia Acorn Fund Class A                    Mutual Funds                              12,397               342,688
     *        Evergreen Special Values                       Mutual Funds                              15,912               427,497
     *        Federated Kaufmann A                           Mutual Funds                               2,151                12,167
     *        Franklin Mutual Discovery                      Mutual Funds                              12,309               319,148
     *        Hotchkis & Wiley Mid Cap Value                 Mutual Funds                               3,969               111,958
     *        MFS International New Discovery A              Mutual Funds                               3,579                85,861
     *        MFS Research International A                   Mutual Funds                              46,461               782,593
     *        PIMCO Real Return Bond A                       Mutual Funds                              11,366               126,921
     *        Pioneer High Yield A                           Mutual Funds                               9,881               107,536
     *        RS Partners Fund                               Mutual Funds                               2,959                98,273
     *        T Rowe Price Spectrum Income                   Mutual Funds                              16,075               191,074
                                                                                                                      --------------
                                                                                                                          5,681,958

PARTICIPANT LOANS:
                                                             Qualified participant loans issued;
                                                             Interest rates at 5.00%-7.25%;
                                                             Range of maturities range between
     *        Participant Loans                              5 - 10 years                                                    39,275
                                                                                                                      --------------

                                                             Total Investments                                        $   7,258,607
                                                                                                                      ==============

 *Denotes party-in-interest.
**Cost omitted for these investments as they are participant-directed

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE 4a - SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FOR THE YEAR ENDED DECEMBER 31, 2005


                                   Total that Constitute Non-exempt Prohibited Transactions
                              --------------------------------------------------------------------
Participant                                                                     Contributions         Total Fully
Contributions                                           Contributions           Pending               Corrected Under
Transferred Late to           Contributions Not         Corrected               Correction in         VFCP and PTE
Plan                          Corrected                 Outside VFCP            VFCP                  2002-51
--------------------------    ----------------------    --------------------    ------------------    --------------------
   $            52,830           $            -            $        52,830         $         -           $          -
==========================    ======================    ====================    ==================    ====================

Certain participants' contributions of the Plan, for the months of February, April, and August of 2005 amounting to $52,830 in total, were not remitted in the month following the pay period in which funds were withheld. Management represents lost earnings, amounting to $399, have been added to participant accounts on July 6, 2006. The Company is in the process of filing Form 5330.